EXHIBIT 10.9

                         CIGNA LONG-TERM INCENTIVE PLAN
               (As Amended and Restated through February 24, 1999)

                                    ARTICLE 1
                              Statement of Purpose

The CIGNA Long-Term Incentive Plan (the "Plan") is intended to:

(a) provide incentives for and reward key employees of the Company by providing them with an opportunity to acquire an equity interest in CIGNA Corporation, thereby increasing their personal interest in its continued success and progress;

(b) aid the Company in attracting and retaining key personnel of exceptional ability;

(c) supplement and balance the Company's salary and incentive bonus programs in support of CIGNA Corporation's long-term strategic plans;

(d) motivate and reward the maximization of CIGNA Corporation's long-term financial results; and

(e) encourage decisions and actions by senior level Company executives that are consistent with the long-range interests of CIGNA Corporation's shareholders.


                                    ARTICLE 2
                                   Definitions

For all purposes of this Plan, except as otherwise expressly provided or defined herein or unless the context otherwise requires, the terms defined in this Article shall have the following meanings:

2.1 "Board of Directors" or "Board" means the board of directors of CIGNA Corporation or any duly authorized committee of that board.

2.2  "CEO" means the Chief Executive Officer of CIGNA Corporation.

2.3  "Change of Control" means:

     (a) a corporation, person or group acting in concert, as described in Exchange Act Section 14(d)(2), holds or acquires beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of a number of preferred or common shares of CIGNA Corporation having voting power which is either (1) more than 50% of the voting power of the shares which voted in the election of directors of CIGNA Corporation at the shareholders' meeting immediately preceding such determination, or (2) more than 25% of the voting power of

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          CIGNA Corporation's outstanding common shares; or

     (b) as a result of a merger or consolidation to which CIGNA Corporation is a party, either (1) CIGNA Corporation is not the surviving corporation or (2) Directors of CIGNA Corporation immediately prior to the merger or consolidation constitute less than a majority of the Board of Directors of the surviving corporation; or

     (c) a change occurs in the composition of the Board at any time during any consecutive 24-month period such that the "Continuity Directors" cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence "Continuity Directors" shall mean those members of the Board who either: (1) were directors at the beginning of such consecutive 24-month period; or (2) were elected by, or on nomination or recommendation of, at least a majority (consisting of at least nine directors) of the Board.

2.4  "Code" means the Internal Revenue Code of 1986, as amended.

2.5 "Committee" means the People Resources Committee of the Board of Directors or any successor committee with responsibility for compensation. The number of Committee members and their qualifications shall at all times be sufficient to meet the requirements of SEC Rule 16b-3 and Code Section 162(m) as in effect from time to time.

2.6 "Common Stock" means the common stock, par value $1 per share, of CIGNA Corporation.

2.7 "Company" means CIGNA Corporation, a Delaware corporation, and/or its Subsidiaries.

2.8 "Deferred Compensation Account" means a separate account established pursuant to a Deferred Compensation Plan.

2.9 "Deferred Compensation Plan" means a deferred compensation plan or other arrangement of the Company which has been designated by the Committee as a "Deferred Compensation Plan" for purposes of this Plan.

2.10 "Disability" means permanent and total disability as defined in Code
     Section 22(e)(3).

2.11 "Early Retirement" means a Termination of Employment, after appropriate notice to the Company, (I) on or after age 55 and before age 65 with eligibility for immediate annuity benefits under a qualified pension or retirement plan of the Company, or (ii) upon such terms and conditions approved by the Committee or officers of the Company designated by the Board of Directors or the Committee.

2.12 "Eligible Employee" means a salaried officer or other key employee of the Company.

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2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.14 "Fair Market Value" means the mean between the highest and lowest quoted selling prices as reported on the Composite Tape (or other successor means of publishing stock prices) on the date as of which any determination of such value is or is required to be made, or, if the Composite Tape or such successor publication is not published on such date, on the next preceding date of publication. In the absence of such sales, Fair Market Value shall be determined by the Committee, which shall take into account all relevant facts and circumstances.

2.15 "Incentive Stock Option" means a stock option granted in accordance with Code Section 422.

2.16 "Participant" means an Eligible Employee to whom any one or more of the awards authorized in this Plan shall have been granted.

2.17 "Payment" means the compensation due a Participant, or Participant's estate, under the provisions of the Plan on account of a Unit Award.

2.18 "Payment Date" means the date that payment of an award pursuant to a Qualifying Incentive Plan, or of a benefit pursuant to a Qualifying Supplemental Benefit Plan, is made or would have been made but for deferral pursuant to Section 9.3.

2.19 "Peer Group" means a group of companies, selected by the Committee, whose financial performance is compared to that of CIGNA Corporation to value Strategic Performance Units.

2.20 "Performance Period" means the period specified by the Committee with respect to which Unit Awards and Payments may be made.

2.21 "Performance Points" means the number of points assigned to a particular year of a Performance Period pursuant to Section 10.3 of the Plan.

2.22 "Plan" means the CIGNA Long-Term Incentive Plan, as it may be amended from time to time.

2.23 "Qualifying Incentive Plan" means any Company bonus plan, short-term or long-term incentive compensation plan or any other incentive compensation arrangement, including but not limited to the Company's Performance Recognition Award Program.

2.24 "Qualifying Supplemental Benefit Plan" means any plan of the Company pursuant to which benefits which would have been paid under a tax qualified retirement plan but for

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     legal limitations are payable in cash to eligible employees of the Company.

2.25 "Restricted Period" means the period during which Common Stock awarded under Article 7 is subject to restrictions on sale, transfer, assignment, pledge or other disposition under Section 7.2.

2.26 "Restricted Stock" means Common Stock granted to a Participant under
     Article 7 while it remains subject to a Restricted Period.

2.27 "Retirement" means a Termination of Employment, after appropriate notice to the Company, (I) on or after age 65 with eligibility for immediate annuity benefits under a qualified pension or retirement plan of the Company, or
     (ii) upon such terms and conditions approved by the Committee, or officers of the Company designated by the Board of Directors or the Committee.

2.28 "SEC" means the Securities and Exchange Commission.

2.29 "Strategic Performance Unit" or "Unit" means the smallest amount of incentive opportunity available for award to a Participant for a specified Performance Period, with a target value of $75.00 per Unit unless a different target value is established by the Committee at the time a Unit Award is made.

2.30 "Subsidiary" means any corporation of which more than 50% of the total combined voting power of all classes of stock entitled to vote, or other equity interest, is directly or indirectly owned by CIGNA Corporation; or a partnership, joint venture or other unincorporated entity of which more than a 50% interest in the capital, equity or profits is directly or indirectly owned by CIGNA Corporation.

2.31 "Termination for Cause" means a Termination of Employment initiated by the Company on account of the conviction of an employee of a felony involving fraud or dishonesty directed against the Company.

2.32 "Termination of Employment" means the termination of the Participant's active employment relationship with the Company, unless otherwise expressly provided by the Committee, or the occurrence of a transaction by which the Participant's employing Company ceases to be a Subsidiary.

2.33 "Termination Upon a Change of Control" means a termination of employment upon or within two years after a Change of Control (I) initiated by the Company or a successor other than a Termination for Cause or (ii) initiated by an Employee after determining in his reasonable judgment that there has been a reduction in his authority, duties, responsibilities or title, any reduction in his compensation, or any change caused by the Company in his office location of more than 35 miles from its location on the date of the Change of Control.

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2.34 "Unit Award" means the assignment of a specific number of Strategic
     Performance Units to an Eligible Employee for a Performance Period.


                                    ARTICLE 3
                                  Participation

3.1 Participation. The Eligible Employees who have been specifically authorized by the Committee pursuant to Section 4.2, or the CEO pursuant to Section 4.3, to receive awards under the Plan shall become Participants in the Plan.

3.2 Directors. Members of the Board of Directors who are not employed by the Company are not eligible to participate in the Plan.


                                    ARTICLE 4
                           Authorized Incentive Awards

4.1  Authorized Awards. The awards authorized are as follows:

(a)  stock options (including Incentive Stock Options),

(b)  stock appreciation rights,

(c)  restricted stock grants,

(d)  dividend equivalent rights,

(e) Common Stock in lieu of cash or other awards payable under a Qualifying Incentive Plan or Qualifying Supplemental Benefit Plan, and

(f)  Strategic Performance Units.

4.2 General Powers of the Committee. Subject to the requirements of Delaware law, the Committee is authorized and empowered in its sole discretion to select Participants and to grant to them any one or more of the awards authorized above in such amounts and combinations and upon such terms and conditions as it shall determine. No power or authority delegated by the Committee to a designee hereunder may be exercised to affect the terms and conditions of an award made to anyone subject to the requirements of Exchange Act Section 16(a) or with respect to matters which have been reserved to the Board of Directors under the Delaware General Corporation Law.

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4.3  General Powers of the CEO. Subject to the requirements of Delaware law, the
CEO is authorized and empowered in his sole discretion to select Participants and to grant to them any one or more of the awards authorized in Section 4.1 above in such amounts and combinations and upon such terms and conditions as he shall determine, subject to the same limitations and provisions that apply to the Committee, and also subject to the following:

(a) the CEO may not make any grants or awards to or for the benefit of (1) members of the Board of Directors or (2) anyone subject to the requirements of Exchange Act Section 16(a);

(b) the CEO must be a member of the Board of Directors at the time he makes any grant or award under the Plan and must be properly empowered by the Board of Directors to make such grants and awards; and

(c) the total number of shares of Common Stock which may be issued pursuant to grants or awards made under the authority of this Section 4.3 is limited to a maximum of ten percent (10%) of the number of shares of Common Stock authorized to be issued under the Plan.


                                    ARTICLE 5
                                  Stock Options

5.1 General. The Committee shall have the authority to grant Eligible Employees options to purchase Common Stock upon such terms and conditions as it shall establish, including restrictions on the right to exercise options, subject in all events to the limitations and provisions of general application set forth in this Article 5.

5.2 Option Price. The option price per share of any option shall not be less than the Fair Market Value on the date of grant. The option price may be paid in cash or, if the Committee so provides, in Common Stock (including Restricted Stock). Common Stock used to pay the option price shall be valued using the Fair Market Value on the date of exercise. To the extent the option price is paid in shares of Restricted Stock, an equal number of the shares of Common Stock purchased upon exercise of the option shall be subject to identical restrictions which shall continue in effect for the remaining part of the Restricted Period applicable to the Restricted Stock used to pay the option price.

5.3 Maximum Term. No option shall be for a term of more than 10 years from the date of grant.

5.4 Leave of Absence. No option may be exercised during a leave of absence except to the extent exercisable immediately prior to commencement of the leave of absence, unless otherwise expressly provided by the Committee.

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5.5  Expiration of Options. (This provision applies only to options granted on or after February 24, 1999.)

(a) Except as provided elsewhere in this Section 5.5, in the event of Termination of Employment (including termination during an approved leave of absence) for any reason of a Participant holding an outstanding option, the term of the option shall expire on the earlier of the date of Termination of Employment or the expiration date set forth in the option.

(b) In the event of Termination of Employment due to death or Disability (including death or Disability during an approved leave of absence) of a Participant holding an outstanding Incentive Stock Option, the option shall be fully exercisable immediately and the term of the option shall expire on the earlier of 12 months from the date of Termination of Employment or the expiration date set forth in the option.

(c) In the event of Termination of Employment due to death, Disability, Early Retirement or Retirement (including such termination during an approved leave of absence) of a Participant holding an outstanding option other than an Incentive Stock Option, the option shall immediately become exercisable upon Participant's Termination of Employment and shall remain fully exercisable until (1) the expiration date set forth in the Option if, within six months before the Termination of Employment date, the Participant was an Executive Officer subject to the requirements of Section 16(a) of the Securities Exchange Act of 1934 or (2) the earlier of the expiration date set forth in the Option or the third anniversary of Participant's Termination of Employment.

(d) In the event of Termination of Employment due to Early Retirement or Retirement (including during an approved leave of absence) of a Participant holding an outstanding Incentive Stock Option or Termination of Employment Upon a Change of Control of a Participant holding an outstanding option, the term of the option shall expire on the earlier of 3 months from the date of Termination of Employment or the expiration date set forth in the option.

(e) Notwithstanding the provisions of Section 5.5(c), in the event of a Termination of Employment due to Early Retirement (including during an approved leave of absence) of a Participant holding an outstanding option, the Committee or its designee may, in its or his sole discretion, curtail the exercise period of the option from the expiration date set forth in the option to any earlier date up to and including the date of Participant's Termination of Employment.

(f) Notwithstanding the other provisions of this Section 5.5, options which have been granted under this Plan to any Company employees who become employed by Lincoln National Corporation or one or more of its subsidiaries or affiliates on or about January 1, 1998 as a result of the sale of the assets of the CIGNA Individual Insurance Division and which options remain unexercised and unexpired as of

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     December 31, 1997, shall not expire before the earlier of (1) 10 years from the date of grant or (2) the later of the close of business on March 31, 1998 or ninety (90) days following the close of such sale of assets.

5.6 Option Regrants. No option may, without the prior approval of the shareholders of CIGNA Corporation, be granted by the Committee if (a) it replaces in any manner an option previously granted by the Committee and (b) the option price of the newly granted option is lower than that of such previously granted and replaced option.

5.7 Automatic Option Grants. The Committee may provide that, to the extent a Participant pays the option price of options granted under the Plan in Common Stock, new options will automatically be granted to such Participant, subject to the following terms and conditions:

(a) the option price per share of any such new option shall not be less than the Fair Market Value on the date of automatic grant;

(b) the date of automatic grant of such new option shall be the date the former option is exercised; and

(c) the term of the new option shall not extend beyond the original expiration date of the former option.

5.8 Incentive Stock Options. The following terms and conditions shall apply to any options granted under the Plan which are identified as Incentive Stock Options.

(a) Incentive Stock Options may be granted only to Eligible Employees who are employed by CIGNA Corporation or a corporation which is either a direct Subsidiary or an indirect Subsidiary through an unbroken chain of corporations.

(b) No Incentive Stock Option may be granted under this Plan after February 21, 2005.

(c) No Incentive Stock Option may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Code Section 424(d)) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of CIGNA Corporation or a Subsidiary, unless the exercise price of such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

(d) To the extent that the aggregate Fair Market Value of stock with respect to which the Incentive Stock Options first become exercisable by a Participant in any calendar year exceeds $100,000 (taking into account both Common Stock subject to the Incentive Stock Options under this Plan and stock subject to Incentive Stock Options under all

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     other Company plans, if any), such options shall be treated as nonqualified stock options. For this purpose the Fair Market Value of the stock subject to options shall be determined as of the date the options were awarded. In reducing the number of options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

(e) There shall be imposed upon any grant of Incentive Stock Options such terms and conditions as are required to meet the requirements of Code Section 422.


                                    ARTICLE 6
                            Stock Appreciation Rights

6.1 General. The Committee shall have the authority to grant stock appreciation rights to Eligible Employees who are granted options under this Plan upon such terms and conditions as it shall establish, subject in all events to the limitations and provisions of general application set forth in this Article 6.

6.2 Rights and Options. Each right shall relate to a specific option granted under this Plan and shall be granted to the optionee either concurrently with the grant of such option or at such later time as determined by the Committee.

6.3 Nature of Rights. The right shall entitle an optionee to receive a number of shares of Common Stock, without payment to the Company, determined by dividing:

(a) the total number of shares which the optionee is eligible to purchase as of the exercise date under the related option multiplied by the amount by which the Fair Market Value of a share of Common Stock on the exercise date of the right exceeds the Fair Market Value of a share of Common Stock on the date, as determined by the Committee, that the right or related option was granted to the optionee; by

(b)  the Fair Market Value of a share of Common Stock on the exercise date.

6.4 Cash Payments. In lieu of issuing shares on an exercise of a right, the Committee may elect to pay the cash equivalent of the Fair Market Value on the date of exercise of any or all the shares which would otherwise be issuable pursuant to such exercise.

6.5 Related Options. Shares under an option to which a right is related shall be used not more than once to calculate a number of shares or cash to be received pursuant to an exercise of such right. The number of shares which may be purchased pursuant to an exercise of the

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related option will be reduced to the extent such shares are used in calculating the number of shares or cash to be received pursuant to an exercise of a related right.

6.6 Termination of Employment. In the event of Termination of Employment of a Participant holding an outstanding right, the right shall be exercisable only to the extent and upon the conditions that its related option is exercisable.


                                    ARTICLE 7
                             Restricted Stock Grants

7.1 General. The Committee shall have the authority to grant Restricted Stock to Eligible Employees upon such terms and conditions as it shall establish, subject in all events to the limitations, restrictions and provisions of general application set forth in this Article 7. The consideration for a grant of Restricted Stock may be solely in the form of the recipient's services rendered to the Company, or may be such other lawful form of consideration as the Committee shall determine.

7.2 Restricted Period. Except as expressly provided below, Restricted Stock shall not be sold, transferred, assigned, pledged or otherwise disposed of by the Participant during the Restricted Period(s) established by the Committee. Restricted Stock may be used to exercise options pursuant to Section 5.2. The Committee may establish different Restricted Periods and different restriction terms applicable to such number of the shares of Restricted Stock evidenced by a single grant as it deems appropriate.

7.3 Issuance; Voting Rights; Dividends. Restricted Stock granted to a Participant shall be issued by the Company as of the date of the grant. During the Restricted Period, the Participant shall be entitled to vote the shares. The Committee may provide for the current payment of dividends on shares of Restricted Stock to the holders of such shares. Shares issued as a consequence of stock dividends, splits or reclassifications shall be issued subject to the same limitations, restrictions and provisions applicable to the Common Stock with respect to which they are issued.

7.4  Termination of Employment.

(a) In the event of Termination of Employment of a Participant during a Restricted Period, except Termination Upon a Change of Control or termination by reason of death or Disability, ownership of the Restricted Stock at the date of Termination of Employment and all rights therein shall be forfeited to the Company, unless otherwise expressly provided by the Committee. In the event of Termination of Employment by reason of Retirement of a Participant during a Restricted Period, the Committee or its designee in the sole discretion of either may provide, before the Participant's Retirement, that the Restricted Period applicable to any outstanding Restricted Stock at the date of Retirement shall lapse immediately upon the Participant's Retirement.

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(b)  In the event of Termination Upon a Change of Control or Termination of
     Employment by reason of death or Disability of a Participant during a Restricted Period, the Restricted Period applicable to any outstanding Restricted Stock at the date of Termination of Employment shall lapse immediately.

7.5 Leave of Absence. The effect of approved leaves of absence on the running of applicable Restricted Periods shall be determined by the Committee, provided, however, that no Restricted Period shall lapse during an approved leave of absence unless expressly provided by the Committee.


                                    ARTICLE 8
                           Dividend Equivalent Rights

8.1 General. The Committee shall have the authority to grant dividend equivalent rights to Eligible Employees upon such terms and conditions as it shall establish, subject in all events to the following limitations and provisions of general application set forth in Article 8. The consideration for stock issued pursuant to dividend equivalent rights may be solely in the form of the recipient's services rendered to the Company, or may be such other lawful form of consideration as the Committee shall determine.

8.2 Rights and Options. Each right may relate to a specific option granted under this Plan and may be granted to the optionee either concurrently with the grant of such option or at such later time as determined by the Committee, or each right may be granted independent of any option.

8.3 Nature of Rights. The right shall entitle a holder to receive, for a period of time to be determined by the Committee, a payment equal to the quarterly dividend declared and paid by the Company on one share of Common Stock. If the right relates to a specific option, the period shall not extend beyond the earliest of the date the option is exercised, the date any stock appreciation right related to the option is exercised, or the expiration date set forth in the option.

8.4 Payments. The Committee shall determine at time of grant whether payment pursuant to a right shall be immediate or deferred and whether it shall be in the form of cash or Common Stock, or a combination of cash and Common Stock. If immediate, the Company shall make payments pursuant to each right within 90 days after the Company has paid the quarterly dividend to holders of Common Stock. If deferred, the payments shall accumulate (with interest computed in a manner to be determined by the Committee) until a date or event specified by the Committee and then shall be made within 90 days after the occurrence of the specified date or event, unless the right is forfeited under the terms of the Plan.

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8.5  Termination of Employment. In the event of Termination of Employment
(including termination during an approved leave of absence) of a Participant for any reason, any dividend equivalent right held by such Participant at Termination of Employment shall be forfeited, unless otherwise expressly provided by the Committee.


                                    ARTICLE 9
                      Common Stock in Lieu of Other Awards

9.1 General. The Committee shall have the authority to award an Eligible Employee either Common Stock or Restricted Stock, or both (collectively referred to as a "Stock Payment") in lieu of all or a portion (determined by the Committee) of an award otherwise payable pursuant to a Qualifying Incentive Plan or Qualifying Supplemental Benefit Plan. The Stock Payment shall comprise the number of shares of Common Stock (or Restricted Stock) that have an aggregate Fair Market Value, determined as of the Payment Date, equal to the amount of the award in lieu of which the Stock Payment is made.

9.2 Death; Termination of Employment. Unless the Committee, in its sole discretion, provides otherwise, a Stock Payment which has been awarded to a Participant who dies or whose employment otherwise terminates before the Payment Date, shall be paid in the form of Common Stock or Restricted Stock, as applicable, to the Participant (or to his spouse or estate).

9.3 Deferral of Payments. The right to receive all or a portion of Stock Payments in the form of Common Stock shall be deferred if the Participant has elected to defer the award otherwise payable in cash under a Deferred Compensation Plan, subject to the provisions of such Deferred Compensation Plan and paragraph 10.7(d) of this Plan.


                                   ARTICLE 10
                           Strategic Performance Units

10.1 Award of Units.

(a) The Committee shall in its sole discretion make Unit Awards to those Eligible Employees selected for participation for a Performance Period.

(b) In accordance with guidelines approved by the Committee or actions subject to ratification by the Committee prior to any resulting Unit Award payment, the CEO or his designee may make a Unit Award to a person who becomes an Eligible Employee during a Performance Period.

(c) The number of Units that may be awarded to any Eligible Employee during any calendar year may not exceed 20,000.

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10.2 Financial Measures. At the time Unit Awards are made for a particular
Performance Period, the Committee shall establish in writing the objective performance goals and the financial measurements which shall be used to measure the degree to which CIGNA Corporation attains those goals. The objective performance goals shall be in the form of an annual scoring formula or method and a Performance Period payout formula, as described in Sections 10.3 and 10.4 below. The financial measurements shall be one or more of the following: return on equity, adjusted return on equity, earnings, revenue growth, expense ratios or other expense management measures and total shareholder return. The Committee shall determine at the time Unit Awards are made whether the financial measurements require a comparison of CIGNA Corporation's financial results to the financial results of a Peer Group, in which case composition of the Peer Group shall be determined by the Committee.

10.3 Performance Points. Using an annual scoring formula or method approved by the Committee at the time Unit Awards are made and the applicable financial results, a number of Performance Points will be assigned to each year of a Performance Period. Based upon the Committee's assessment of factors which affected financial results, the Committee may adjust downward the number of Performance Points for each or any year in the Performance Period, but such adjustment shall not exceed 10 points. The Performance Points for each year of a Performance Period will be added to compute the total number of Performance Points to be used in valuing Units for the entire Performance Period.

10.4 Value of Units. The number of Performance Points computed for the Performance Period will determine, in accordance with a Performance Period payout formula approved by the Committee when Unit Awards are made, the preliminary dollar value of a Strategic Performance Unit for the Performance Period. The preliminary value may be adjusted downward by the Committee based upon the Committee's evaluation of CIGNA Corporation's strategic accomplishments over the Performance Period. The maximum amount of the downward adjustment per Unit shall not exceed $25.00. The Committee shall certify in writing that the Unit value for a Performance Period is based on the degree of CIGNA Corporation's attainment of pre-established performance goals. The final value of each Strategic Performance Unit may not exceed $200.00.

10.5 Unit Award Payment.

(a) As soon as practicable after the close of a Performance Period, the Units shall be valued and Unit Award payments shall be made to those Participants who are eligible to receive a Payment.

(b) A Participant's Unit Award Payment with respect to a Performance Period shall equal the value of one Strategic Performance Unit, as determined in accordance with Section 10.4, multiplied by the number of Units in the Unit Award made to the Participant.

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(c)  Notwithstanding the above, the Committee in its sole discretion may reduce the amount of any Payment to any Participant, eliminate entirely the Payment to any Participant, or defer the Payment until a later date or occurrence of a particular event. The Committee's authority under this
     Section 10.5(c) shall expire immediately upon a Change of Control.

10.6 Eligibility for Payments.

(a) Except for Payments described in paragraphs (b) and (c) of this Section 10.6, and except in the event of a Termination Upon a Change of Control, a Participant shall be eligible to receive a Unit Award Payment for a Performance Period only if the Participant has been employed by the Company continuously from the date of Participant's Unit Award through the date of Payment.

(b) For the purposes of this Section 10.6, a leave of absence of less than three months' duration with the approval of the Company is not considered to be a break in continuous employment. In the case of a leave of absence of three months or longer:

     (1) the Committee, based on the recommendation of the CEO, shall determine whether or not the leave of absence constitutes a break in continuous employment for purposes of a Unit Award Payment; and

     (2) if a Participant is on a leave of absence on the date that the Unit Award Payment is to be made, the Committee may require that the Participant return to active employment with the Company at the end of the leave of absence as a condition of receiving the Payment, and any determination as to eligibility for a Payment may be deferred for a reasonable period after such return.

(c) If the employment of a Participant is terminated by reason of Retirement, death or Disability after receipt of a Unit Award but before the related Payment is made, the Committee or its designee shall determine whether a Payment shall be made to or on behalf of such Participant, and whether the Payment, if made, shall be in full or prorated based on factors determined in the sole discretion of the Committee, or its designee. Any such Payment shall be made to the Participant or the Participant's estate.

(d) In the event of a Termination Upon a Change of Control of a Participant after the Participant receives a Unit Award but before the related Payment is made, a Payment in cash shall be made to the Participant within 30 days following the Termination Upon a Change of Control. The amount of the Payment shall be an amount equal to the total number of Units contained in all Unit Awards held by the Participant as of the date of his Termination Upon a Change of Control multiplied by the greatest of:

     (1)  the Unit target value;

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

     (2) the highest value established by the Committee for Unit Awards, including units awarded under the CIGNA Corporation Strategic Performance Plan, for which any Payments were made to any Participants during the twelve-month period immediately preceding the date of Participant's Termination Upon a Change of Control; or

     (3) the average of the highest values established by the Committee for the last two Unit Awards, including units awarded under the CIGNA Corporation Strategic Performance Plan, paid to any Participants prior to the date of Participant's Termination Upon a Change of Control.

10.7 Form of Payment.

(a) Except as otherwise provided in Section 10.6(d), Unit Award Payments shall be made in cash, shares of Common Stock, Restricted Stock, options or a combination of these forms of Payment, as determined by the Committee in its sole discretion.

(b) If the Committee requires a Payment to be made wholly or partially in shares of Common Stock or Restricted Stock as provided in paragraph (a) above, the Payment shall be made in whole shares, the number of which shall have an aggregate Fair Market Value which most closely approximates, but does not exceed, the dollar amount of the Payment if made in cash.

(c) A Participant's Payment may be deferred in accordance with the provisions of the Deferred Compensation Plan of CIGNA Corporation and Participating Subsidiaries or a similar or successor plan.

(d) In case of any deferral under Section 9.3 or paragraph 10.7(c) of the Plan, the interest rate which may be credited upon such deferred compensation would be one that would produce a rate of return not considered to be an impermissible increase in compensation within the meaning of Code Section 162(m).


                                   ARTICLE 11
                        Shares Authorized under the Plan

11.1 Maximum Number Authorized. The number of shares of Common Stock authorized to be issued pursuant to stock options, rights, grants, Stock Payments or other awards under this Plan is 5,000,000.

11.2 Maximum Number Per Participant. Notwithstanding anything contained herein to the contrary, the aggregate number of shares of Common Stock subject to options and stock appreciation rights that may be granted during any calendar year to any individual shall be limited to 500,000. For purposes of this limitation, if an option is cancelled, such cancelled option shall continue to be counted during the calendar year of cancellation against the maximum shares for which options and stock appreciation rights may be granted to an individual.

11.3 Unexercised Options, Grant Forfeitures and Options Exercised with Common Stock.

(a) All Common Stock (1) under options granted under this Plan which expire or are canceled or surrendered or (2) which is forfeited pursuant to Section 7.4, shall be available for further awards under this Plan upon such expiration, cancellation, surrender and forfeiture; and

(b) Any Common Stock which is used by a Participant as full or partial payment to the Company for the purchase of Common Stock acquired upon exercise of a stock option granted under this Plan, and any shares withheld by the Company to satisfy a Participant's tax withholding obligations, shall be available for further awards under this Plan.

11.4 No Fractional Shares. No fractional shares of Common Stock shall be issued pursuant to this Plan.

11.5 Source of Shares. Common Stock may be issued from authorized but unissued shares or out of shares held in CIGNA Corporation's treasury, or both.


                                   ARTICLE 12
                             Antidilution Provisions

Except as otherwise expressly provided herein, the following provisions shall apply to all shares of Common Stock authorized for issuance and all Restricted Stock and options granted or awarded under this Plan:

12.1 Stock Dividends, Splits, Etc. In the event of a stock dividend, stock split, or other subdivision or combination of the Common Stock, the number of shares of Common Stock authorized under this Plan will be adjusted proportionately. Similarly, in any such event there will be a proportionate adjustment in the number of shares of Common Stock subject to unexercised stock options (but without adjustment to the aggregate option price) and in the number of shares of Restricted Stock outstanding.

12.2 Merger, Exchange or Reorganization. In the event that the outstanding shares of Common Stock are changed or converted into, exchanged or exchangeable for, a different number or kind of shares or other securities of CIGNA Corporation or of another corporation, by reason of a reorganization, merger, consolidation, reclassification or combination, appropriate adjustment shall be made by the Committee in the number of shares and kind of Restricted Stock and Common Stock for which options, rights and Stock Payments may be or may have been awarded under this Plan, to the end that the proportionate interests of Participants shall be maintained as before the occurrence of such event, provided, however, that in the event of any contemplated transaction which may constitute a Change of Control of CIGNA Corporation, the Committee, with the approval of a majority of the members of the Board of Directors who are not then Participants, may modify any and all outstanding Restricted Stock, options, rights, and Stock Payments (except those deferred pursuant to Section 9.3), so as to accelerate, as a consequence of or in connection with such transaction, the vesting of a Participant's right to exercise any such options or stock appreciation right or the lapsing of the Restricted Periods for shares of Restricted Stock or the accelerated payment of any deferred dividend equivalent rights.


                                   ARTICLE 13
                             Administration of Plan

13.1 General Administration. The Plan is to be administered by the Committee, subject to such requirements for review and approval by the Board of Directors as the Board of Directors may establish.

13.2 Administrative Rules. The Committee shall have full power and authority to adopt, amend and rescind administrative guidelines, rules and regulations pertaining to this Plan and to interpret the Plan and rule on any questions respecting any of its provisions, terms and conditions.

13.3 Committee Members Not Eligible. No member of the Committee shall be eligible to participate in this Plan.

13.4 Decisions Binding. All decisions of the Committee concerning this Plan shall be binding on CIGNA Corporation and its Subsidiaries and their respective boards of directors, and on all Eligible Employees, Participants and other persons claiming rights under the Plan.

                                   ARTICLE 14
                                   Amendments

All amendments to this Plan shall be in writing and shall be effective when approved by the Board of Directors, provided, however, that an amendment shall not be effective without the prior approval of the shareholders of CIGNA Corporation if such approval is necessary under Internal Revenue Service or SEC regulations, or the rules of the New York Stock Exchange or any applicable law. The Board of Directors may make any changes required to conform this Plan and option agreements with applicable provisions of the Internal Revenue Code or regulations thereunder pertaining to Incentive Stock Options. Unless otherwise expressly provided by an amendment or the Board of Directors, no amendment to this Plan shall apply to grants of options, rights or Restricted Stock made before the effective date of the amendment. A Participant's rights with respect to outstanding options, rights, Restricted Stock grants or Unit awards, including without limitation rights under paragraph 10.6(d), and a transferee's rights with respect to transferred derivative securities, may not be abridged by any amendment, modification or termination of the Plan without his individual consent.


                                   ARTICLE 15
                                Other Provisions

15.1 Effective Date. This Plan is effective as of January 1, 1995 (the "Effective Date"), subject to approval by the shareholders of CIGNA Corporation.

15.2 Duration of the Plan. The Plan shall remain in effect until all options and rights granted under this Plan have been satisfied by the issuance of Common Stock, or terminated under the terms of this Plan, and all Performance Periods related to Unit Awards granted under the Plan have expired.

15.3 Early Termination. Notwithstanding the provisions of Section 15.2, the Board of Directors may terminate this Plan at any time; but no such action by the Board of Directors shall adversely affect the rights of Participants which exist under this Plan immediately before its termination.

15.4 General Restriction. No Common Stock issued pursuant to this Plan shall be sold or distributed by a Participant until all appropriate listing, registration and qualification requirements and consents and approvals have been obtained, free of any condition unacceptable to the Board of Directors. In no event shall the value, amount or form of consideration for any award under the Plan be less than the value or amount, or in other than the form, required by applicable Delaware law.

15.5 Awards Not Assignable.

(a)  No derivative security (as defined in rules promulgated under Exchange Act
     Section 16), including any right to receive Common Stock (such as options, stock appreciation rights or similar rights) or any right to payment pursuant to this Plan, shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any other attempted assignment or alienation shall be void and of no force or effect. Any right to receive Common Stock or any other derivative security (including options, stock appreciation rights or similar rights) shall be exercisable during a Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

(b) Notwithstanding the restrictions set forth above in Section 15.5(a), the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment of an existing grant, including, without limitation, grants made before the effective date of this Section 15.5(b)) derivative securities which may be transferred without consideration by the Participant during his lifetime to any member of his immediate family, to a trust established for the exclusive benefit of one or more members of his immediate family, to a partnership of which the only partners are members of his immediate family, or to such other person as the Committee shall permit. In the case of a grant, the written documentation containing the terms and conditions of such derivative security shall state that it is transferable, and in the case of an amendment to an existing grant, such amendment shall be in writing. A derivative security transferred as contemplated in this Section 15.5(b) may not be subsequently transferred by the transferee except by will or the laws of descent and distribution and shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant grant. However, the Committee, in its sole discretion at the time the transfer is approved, may alter the terms and limitations of the relevant grant and establish such additional terms and conditions as it shall deem appropriate. As used in this subparagraph, "immediate family" shall mean, with respect to any person, a spouse, any child, stepchild or grandchild, and shall include relationships arising from legal adoption.

15.6 Withholding Taxes. Upon the exercise of any option or stock appreciation right, the vesting of any Restricted Stock, or payment of any award described in
Section 4.1(d), (e) or (f), or upon the exercise of an Incentive Stock Option prior to the satisfaction of the holding period requirements of Code Section 422, the Company shall have the right at its option to:

(a) require the Participant (or personal representative or beneficiary) to remit an amount sufficient to satisfy federal, state and local withholding taxes; or

(b) deduct, from any amount payable, the amount of any taxes the Company may be required to withhold with respect to such transaction.

The Committee may require, or permit, the Participant to remit such amount in whole or in part in Common Stock. If the Committee permits a Participant to elect to remit such amount in Common Stock, any such election shall be made on or prior to the date the withholding obligation arises and be subject to the disapproval of the Committee. The Committee may establish such additional conditions as it deems appropriate. If the Participant remits such amount in Common Stock, the number of shares of Common Stock delivered to or on behalf of a Participant shall be reduced by the number of shares so remitted. Common Stock so remitted shall be valued using the Fair Market Value of Common Stock as of the date the withholding obligation arises.

15.7 Safekeeping of Certificates. The certificate evidencing Common Stock awarded by a Restricted Stock grant or purchased upon exercise of an option shall be retained for safekeeping by the Company, or by a custodian appointed by the Company, except the Committee may in its discretion cause the certificate to be delivered to the Participant after a Restricted Stock grant or a purchase upon exercise of an option. The Company will deliver any such retained certificates that are not subject to a Restricted Period to the Participant within a reasonable period after a Participant requests delivery of such certificates.

15.8 Participant's Rights Unsecured. The right of any Participant to receive future payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Company.

15.9 Future Participation Not Guaranteed. Participation in the Plan with respect to a Performance Period is not in and of itself to be construed as evidence of a right to participate in any subsequent Performance Period. For each successive Performance Period, participation of an Eligible Employee shall be evidenced only by the grant to the Eligible Employee by the Committee of a Unit Award.

15.10 Termination of Employment. CIGNA Corporation and each Subsidiary retain the right to terminate the employment of any employee at any time for any reason or no reason, and an award or grant under the Plan to an Eligible Employee is not, and shall not be construed in any manner to be, a waiver of such right.

15.11 Successors. Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of CIGNA Corporation, shall assume the liabilities of CIGNA Corporation under this Plan and perform any duties and responsibilities in the same manner and to the same extent that CIGNA Corporation would be required to perform if no such succession had taken place.

15.12 Construction. The terms used in this Plan shall include the feminine as well as the masculine gender and the plural as well as the singular, as the context in which they are used requires.